Exhibit 10.37

EXECUTION VERSION

AMENDMENT NO. 4 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 4 TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of October 15, 2008 by and among BURLINGTON MORELOS, S.A DE C.V., a Mexican stock limited liability corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself and as Agent, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Term Loan Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrower, the Agent and the Lenders entered into the Term Loan Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, the parties to the Term Loan Agreement have agreed to a limited waiver and amendment to the Term Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Amendments to the Term Loan Agreement.

1.1 Section 1 of the Term Loan Agreement is hereby amended by adding the following defined term in alphabetical order and renumbering the provisions of Section 1 accordingly:

“Specified Guarantors” means, collectively, Burlington (Nustart), S.A. de C.V.; Burlington Yecapixtla, S.A. de C.V.; Burlmex Denim Apparel Services, S.A. de C.V.; Cone Denim Yecapixtla, S.A. de C.V.; Casa Burlmex, S.A. de C.V.; Casimires Burlmex, S.A. de C.V.; and Servicios Burlmex, S.A. de C.V.

1.2 Section 1 of the Term Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Collateral” means, (a) initially (i) the Parras Cone Machinery and Equipment, (ii) the Parras Cone Land and Buildings, (iii) insurance policies relating to assets of Parras Cone, (iv) the Parras Cone Receivables, and (v) contractual rights of Parras Cone relating to the Parras Cone Land and Buildings and the Parras Cone Machinery and Equipment; (b) subsequent to the Closing Date, any and all after acquired property or assets comprising any of the collateral categories listed in subclause (a) above owned by Borrower or Borrower’s Subsidiaries and (c) the Shares (less one share of the Subsidiary Guarantors (other than the Specified Guarantors) owned by Cone which shall be pledged in favor of the Agent under the Pledge Agreement). In no event shall any property or assets constituting Collateral under this Agreement be considered as or included in “Collateral” under and as defined in the Revolving Loan Agreement (provided that any Parras Cone Receivables that have been sold or otherwise transferred to a U.S. Affiliate shall be deemed to be “Collateral” under and as defined in the Revolving Loan Agreement and not Collateral under this Agreement).

“Cone” means Cone International Holdings II, Inc., a Delaware corporation and holder of at least one share of the outstanding capital stock of all of the Subsidiary Guarantors.

“Consolidated EBITDA” means EBITDA of the Borrower and the Subsidiary Guarantors, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate of all gross interest paid or accrued of Borrower and the Subsidiary Guarantors as determined on a consolidated basis in accordance with GAAP (including, without limitation, the interest portion of Capital Lease Obligations of Borrower and the Subsidiary Guarantors, but specifically excluding capitalized interest and the interest portion of operating leases of Borrower and the Subsidiary Guarantors which are treated as Capital Leases for tax purposes), other than deferred financing costs not paid in cash (in each case, excluding any intercompany interest expense and after eliminating all offsetting debits and credits between Borrower and the Subsidiary Guarantors and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and the Subsidiary Guarantors in accordance with GAAP).

“Fixed Charge Coverage Ratio” means, the ratio of (a) Consolidated EBITDA less Capital Expenditures (excluding Capital Expenditures funded with Indebtedness) of Borrower and the Subsidiary Guarantors, to (b) Fixed Charges, in each case calculated as of the end of each Fiscal Quarter for the twelve (12) Fiscal Month period then ended.

“Fixed Charges” means, with respect to any fiscal period of Borrower and the Subsidiary Guarantors on a consolidated basis, without duplication, Consolidated Interest Expense (less all interest income received by Borrower and the Subsidiary Guarantors on a consolidated basis during such period), scheduled principal payments of Indebtedness (including any scheduled principal payments of the Term Loans that have been prepaid in accordance with Section 2.5), and federal, state, local and foreign cash income taxes, excluding deferred taxes and taxes which are subject to Contest.

“Pledge Agreement” means the pledge agreement to be executed by Cone in favor of the Agent in form and substance satisfactory to the Agent, pursuant to which Cone shall pledge its shares of the corporate capital of the Subsidiary Guarantors (other than the Specified Guarantors).

“Shares” means the Equity Interests in the Subsidiary Guarantors (other than the Specified Guarantors) representing all of the economic and voting rights associated with ownership of one hundred percent (100%) of the outstanding capital stock of all classes of the Subsidiary Guarantors (other than the Specified Guarantors) on a fully diluted basis.

1.3 Section 3.1(a) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) As security for performance and payment of the Term Loans and all other Obligations, (i) Borrower and Parras Cone, as settlors (fideicomitentes) and beneficiaries, shall execute and deliver the Guaranty Trust pursuant to which Borrower and Parras Cone shall appoint the Agent, as first beneficiary (fideicomisario en primer lugar) and grant the Agent, for the benefit of the Secured Parties, a valid and perfected security interest in the Collateral (collectively, the “Pledged Assets”), (ii) Cone shall execute and deliver the Pledge Agreement in favor of the Agent pursuant to which Cone shall grant the Agent, for the benefit of the Secured Parties, a valid and perfected security interest in its shares of the capital of each of the Subsidiary Guarantors (other than the Specified Guarantors), (iii) Parras Cone shall execute and deliver the Security Agreement in favor of the Agent pursuant to which Parras Cone shall grant the Agent, for the benefit of the Secured Parties, a valid and perfected security interest in certain Parras Cone Receivables payable in the United States and Equipment (as defined in the Security Agreement) and (iv) each of the U.S. Affiliates shall execute and deliver the Affiliate Guaranty and Security Agreement in favor of the Agent pursuant to which each such U.S. Affiliate shall grant the Agent, for the benefit of the Secured Parties, a valid and perfected security interest in substantially all assets of such U.S. Affiliate, which security interest shall be subordinated to such U.S. Affiliate’s obligations relating to the Revolving Loan Agreement pursuant to the Intercreditor Agreement.

1.4 Section 6.6(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Endorsements. Borrower shall, unless otherwise agreed by Agent, cause all insurance policies carried and maintained in accordance with this Section 6.6 (other than those policies carried and/or maintained by or on behalf of the Specified Guarantors, solely in respect of property and assets of the Specified Guarantors and not in respect of any Collateral hereunder) to be endorsed as follows:

        (i) The Trustee and the Agent shall be additional insureds with the Trustee as loss payee, with respect to the property policies of the Borrower and the Subsidiary Guarantors (other than the Specified Guarantors) described in Section 6.6(a)(i). The Trustee and the Agent shall be additional insureds with respect to the liability policies of the Borrower and the Subsidiary Guarantors (other than the Specified Guarantors) described in Sections 6.6(a)(ii) and (a)(iii). It shall be understood that any obligation imposed upon Borrower or any of the Subsidiary Guarantors, including but not limited to the obligation to pay premiums, shall be the sole obligation of Borrower or such Subsidiary Guarantor and not that of the Trustee nor the Agent;

        (ii) inasmuch as the liability policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

        (iii) the insurers thereunder shall waive all rights of subrogation against the Trustee and the Agent and any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and

        (iv) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by Borrower, the applicable Subsidiary Guarantor or insurance carrier which affect the interests of the Agent, such cancellation or change shall not be effective as to the Agent until thirty (30) days, except for non-payment of premium which shall be ten (10) days, after receipt by the Agent of written notice sent by mail from such insurer.

1.5 Section 6.16 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.16 Collateral (a) Within ten (10) Business Days from the acquisition of land, buildings, machinery or equipment by any of the Subsidiary Guarantors (other than the Specified Guarantors) (i) in an amount equal to or greater than US$200,000 for a single asset acquisition or (ii) in an amount equal to or greater than US$500,000 for asset acquisitions in the aggregate during an interim period prior to the dates referenced in clause (b) and (b) on each June 1st and December 1st of each Fiscal Year for the cumulative amount of land, buildings, machinery or equipment acquired since the immediately preceding June 1st or December 1st for which the aggregate value of assets acquired during an interim period is less than US$500,000, Borrower shall cause such Subsidiary Guarantor (other than the Specified Guarantors) to (i) grant as collateral and pledge any such other property or assets of whatever kind and nature consistent with the terms of the Guaranty Trust and (ii) cause such Subsidiary Guarantor (other than the Specified Guarantors) to transfer such assets to the Guaranty Trust and grant as collateral and pledge any such other property or assets as set forth in the Guaranty Trust.

2 Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a) the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms; and

(b) upon the effectiveness of this Amendment, all of the representations and warranties contained in the Term Loan Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

3 Conditions to Effectiveness. This Amendment shall be effective on the date when each of the following conditions have been met and once each of the following conditions have been met shall be deemed retroactively effective as of June 30, 2008:

(a) this Amendment shall have been duly executed and delivered by Borrower, Agent and the Lenders;

(b) receipt by Agent of a fully executed copy of the Joinder Agreement substantially in the form attached hereto as Annex I;

(c) each of the Lenders who has consented to this Amendment prior to 5:00 p.m. (New York time) on October 15, 2008 shall have received an amendment fee equal to its Pro Rata Share of $50,000.

4 Miscellaneous.

4.1 Effect; Ratification.

(a) Except as specifically set forth above, the Term Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Term Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Term Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Term Loan Agreement, as amended hereby.

(c) Borrower acknowledges and agrees that the amendments and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Term Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

4.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

4.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4 Loan Document. This Amendment shall constitute a Loan Document.

4.5 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER: BURLINGTON MORELOS, S.A DE C.V.

By:	/s/
Name: Title:	Neil W. Koonce Vice President

[Signature Page to Amendment No. 4 to Term Loan Agreement]

AGENT AND LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:	/s/
Title:	Its Duly Authorized Signatory

[Signature Page to Amendment No. 4 to Term Loan Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/
Name: Title:	Director

By:	/s/
Name: Title:	Director

[Signature Page to Amendment No. 4 to Term Loan Agreement]

BANK OF AMERICA, NA, as a Lender

By:	/s/
Name: Title:

[Signature Page to Amendment No. 4 to Term Loan Agreement]